EXHIBIT 99.1

U.S. Treasury No. 46

CERTIFICATION
Principal Executive Officer

I, Claude E. Davis, Chief Executive Officer of First Financial Bancorp (“First Financial) certify, based on my knowledge, that:

(i)
The compensation committee of First Financial has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period (which for First Financial was January 1, 2010 through February 24, 2010, and referred to as the 2010 TARP Period, because First Financial repaid TARP funds as of February 24, 2100 and has no outstanding obligations arising from financial assistance under TARP), senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to First Financial;

(ii)
The compensation committee of First Financial has identified and limited during the 2010 TARP Period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of First Financial, and during that same applicable period has identified any features in the employee compensation plans that pose risks to First Financial and has limited those features to ensure that First Financial is not unnecessarily exposed to risks;

(iii)
The compensation committee has reviewed at least every six months during the TARP Period, the terms of each employee compensation plan and identified any features in the plan that could encourage the manipulation of reported earnings of First Financial to enhance the compensation of an employee and has limited those features;

(iv)	The compensation committee of First Financial will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)	The compensation committee of First Financial will provide a narrative description of how it limited during the 2010 TARP Period the features in

A.	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of First Financial;

B.	Employee compensation plans that unnecessarily expose First Financial to risks; and

C.	Employee compensation plans that could encourage the manipulation of reported earnings of First Financial to enhance the compensation of an employee;

(vi)
First Financial has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty most highly compensated employees be subject to a recovery or “clawback” provision during the TARP Period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)
First Financial has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the TARP Period;

(viii)	First Financial has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the TARP Period;

(ix)
The board of directors of First Financial has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during the TARP Period; this policy has been provided to Treasury and its primary regulatory agency; First Financial and its employees have complied with this policy during the TARP Period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x)
In its proxy statement for its 2010 annual meeting of shareholders, First Financial included a  non-binding shareholder resolution in accordance with section 111 of EESA and in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during 2009, and since First Financial repaid TARP funds as of February 24, 2010 and has no outstanding obligation arising from financial assistance under TARP, First Financial will include in its proxy statement for its 2011 annual meeting of shareholders a non-binding shareholder resolution in accordance with Section 14A of the Securities Exchange Act of 1934, which as added pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal Securities laws related to SEC compensation paid or accrued during 2010, including the 2010 TARP Period;

(xi)
First Financial will disclose the amount, nature, and justification for the offering, during the TARP Period of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii)
First Financial will disclose whether First Financial, the board of directors of First Financial, or the compensation committee of First Financial has engaged during the TARP Period, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)
First Financial has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the TARP Period;

(xiv)
First Financial has substantially complied with all other requirements related to employee compensation that are provided in the agreement between First Financial and Treasury, including any amendments;

(xv)
Since First Financial repaid TARP funds as of February 24, 2010  and has no outstanding obligations arising from financial assistance under TARP, its TARP period ended on February 24, 2010, and First Financial is not compiling a list of the SEOs and the twenty next most highly compensated employees for 2011; and

(xvi)	I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.

Date: February 28, 2011	/s/ Claude E. Davis
Claude E. Davis President and Chief Executive Officer